Calculation of Filing Fee Tables
S-8
MiNK Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.00001 par value per share	Other	158,521	$ 12.02	$ 1,905,422.42	0.0001531	$ 291.72
2	Equity	Common stock, $0.00001 par value per share	Other	39,630	$ 12.02	$ 476,352.60	0.0001531	$ 72.93
Total Offering Amounts:						$ 2,381,775.02		$ 364.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 364.65
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers such additional shares of MiNK Therapeutics, Inc.'s (the "Registrant's") common stock, par value $0.00001 per share ("Common Stock"), as may issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") and Employee Stock Purchase Plan (the "2021 ESPP"). (2) Represents shares of Common Stock reserved for issuance under the 2021 EIP resulting from the annual "evergreen" increase in the number of authorized shares reserved and available for issuance under the 2021 EIP on January 1, 2025. The annual increase was equal to four percent (4%) of the number of shares of Common Stock issued and outstanding on December 31, 2024. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) based on the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Capital Market on August 11, 2025.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers such additional shares of MiNK Therapeutics, Inc.'s (the "Registrant's") common stock, par value $0.00001 per share ("Common Stock"), as may issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's 2021 Equity Incentive Plan (the "2021 EIP") and Employee Stock Purchase Plan (the "2021 ESPP"). (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) based on the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Capital Market on August 11, 2025. (4) Represents shares of Common Stock reserved for issuance under the 2021 ESPP resulting from the annual "evergreen" increase in the number of authorized shares reserved and available for issuance under the 2021 EIP on January 1, 2025. The annual increase was equal to one percent (1%) of the number of shares of Common Stock issued and outstanding on December 31, 2024.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A